EXHIBIT 10(d)
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                                                                    MLA No. 076A

                                   AMENDMENT

     THIS AMENDMENT is entered into as of November 19, 2001, between COBANK, ACB ("CoBank") and TELMARK LLC, (the "Company").

                                   BACKGROUND

     CoBank and the Company are parties to an Amended and Restated Master Loan Agreement dated March 14, 2001 (such agreement, as previously amended, is hereinafter referred to as the "MLA"). CoBank and the Company now desire to amend the MLA. For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), CoBank and the Company agree as follows:

1.   Section 10(C) of the MLA is hereby amended and restated to read as follows:

     (C) TANGIBLE NET WORTH. The Company will at all times maintain Tangible Net Worth (as determined in accordance with GAAP consistently applied) in an amount not less than $100,000,000 for each fiscal year ending after June 30, 2001.

2.   Section 11(J) is hereby added to the MLA to read as follows:

     (J) CHANGE IN CONTROL. If there shall at any time be a Change in Control of the Borrower. As used herein, "Change in Control" means, at any time, the failure of Agway, Inc. to beneficially own, directly or indirectly (through one or more of its wholly-owned Subsidiaries), at least fifty-one percent (51%) of the membership interests of the Borrower, or, regardless of its ownership interest, Agway's relinquishment (whether voluntary or involuntary or involuntary) of the right to elect or cause the election of at least fifty-one percent (51%) of the members of the Board of Directors of the Borrower. Notwithstanding the foregoing, CoBank acknowledges that Agway Inc. has pledged its equity interest in Telmark as additional collateral under a secured line of credit, and CoBank agrees that such pledge, in and of itself, shall not constitute a Change of Control for purposes of this Agreement.

     Except as set forth in this amendment, the MLA, including all amendments thereto, shall continue in full force and effect as written.

     IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their duly authorized officers as of the date shown above.

COBANK, ACB                            TELMARK LLC

By: /s/Ralph Lawrence                  By: /s/Jennifer L. Hicks
    ---------------------------------      -------------------------------------
    Ralph Lawrence                         Jennifer L. Hicks
    Vice President                         Chief Financial Officer
                                           Treasurer
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